United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
January 14, 2009
(Date of Report)
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 14, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Ultralife Corporation (the “Company”) adopted certain material compensation arrangements for the Company’s named executive officers. The Company’s named executive officers are those executive officers for whom disclosure is required in the Company’s filings with the Securities and Exchange Commission pursuant to Item 402(c) of Regulation S-K.
     The material compensation arrangements for named executive officers adopted by the Committee consist of (1) a base compensation plan, (2) a non-equity incentive plan, and (3) a long-term equity incentive plan, under which stock options and time-vested restricted shares were awarded. Each of these arrangements is summarized below. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis to be included in the Company’s 2009 proxy statement.
A. Base Compensation Plan for Named Executive Officers
     Under the base compensation plan for 2009, each of the named executive officers will receive annual base compensation in the amount set forth opposite his name.

Name	Title	Amount
John D. Kavazanjian	President and Chief Executive Officer	$420,000

William A. Schmitz	Chief Operating Officer	$300,000

Robert W. Fishback	Vice President of Finance and Chief Financial Officer	$220,000

Peter F. Comerford	Vice President of Administration and General Counsel	$210,000

James E. Evans	Vice President of Business Operations	$230,000
B. Non-Equity Incentive Plan for Named Executive Officers
     Mr. Kavazanjian will be eligible to receive a cash award in an amount equal to up to 120% of his annual base compensation under the non-equity incentive plan for 2009. The determination as to whether Mr. Kavazanjian receives such cash award and the amount of such award actually paid to him, if any, will be based on whether the Company meets predetermined targets for its operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Kavazanjian to receive a non-equity incentive plan award. If the Company’s operating performance equals 100% of the applicable targets, Mr. Kavazanjian’s non-equity incentive plan award could equal up to 60% of his annual base compensation. If the Company’s operating performance exceeds 120% of the applicable targets, Mr. Kavazanjian’s non-equity incentive plan award could equal up to 120% of his annual base compensation.
     Messrs. Schmitz and Fishback will each be eligible to receive a cash award in an amount equal to up to 90% of their annual base compensation under the non-equity incentive plan for 2009. The determination as to whether Messrs. Schmitz and Fishback receives such cash award and the amount of such award actually paid to them, if any, will be based on whether the Company meets predetermined targets for its operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Messrs. Schmitz and Fishback to receive a non-equity incentive plan award. If the Company’s operating performance equals 100% of the applicable targets, Messrs. Schmitz and Fishback’s non-equity incentive plan award could equal up to 45% of their annual base compensation. If the Company’s operating performance exceeds 120% of the applicable targets, Messrs. Schmitz and Fishback’s non-equity incentive plan award could equal up to 90% of their annual base compensation.
     Mr. Comerford will be eligible to receive a cash award in an amount equal to up to 60% of his annual base compensation under the non-equity incentive plan for 2009. The determination as to whether Mr. Comerford receives such cash award and the amount of such award actually paid to him, if any, will be based on two factors, the satisfaction of either of which could entitle Mr. Comerford to receive a cash award. The first factor is whether the Company meets its predetermined targets for operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Comerford to receive a non-equity incentive plan award on account of the satisfaction of the first factor. If the Company’s operating performance equals 100% of the applicable targets, the first factor of Mr. Comerford’s non-equity incentive plan award could equal up to 15% of his annual base compensation. If the Company’s operating performance exceeds 120% of the applicable targets, the first factor of Mr. Comerford’s non-equity incentive plan award could equal up to 30% of his annual base compensation. The second factor is the Committee’s subjective evaluation of Mr. Comerford’s performance. Mr. Comerford can receive a cash award in an amount equal to up to 30% of his annual base compensation upon the satisfaction of the second factor.
     Mr. Evans is not eligible to receive a cash award in 2009 because his compensation includes a component based on sales commissions. Mr. Evans receives as a sales commission a certain percentage of all of the Company’s sales. Mr. Evans’s target sales commission for 2009 is $250,000.
C. Long-Term Incentive Plan for Named Executive Officers
     The Long-Term Incentive Plan of the Company consists of three components: (1) stock options, (2) performance-vested restricted shares, and (3) time-vested restricted shares. For 2009, however, the Board granted only stock options and time-vested restricted shares to certain of its named executive officers. Mr. Evans did not receive an award under the Company’s Long-Term Incentive Plan because his compensation includes a component based on sales commissions. Each of these components is addressed, in turn, below.
     1. Stock Options

     The Committee granted options to purchase shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to certain of its named executive officers. The options have a seven-year term, vest over a three-year period in equal installments, and have an exercise price of $12.1848 per share. Mr. Kavazanjian received an option to purchase 17,614 shares, Mr. Schmitz received an option to purchase 11,964 shares, Mr. Fishback received an option to purchase 5,982 shares, and Mr. Comerford received an option to purchase 3,988 shares.
     2. Time-Vested Restricted Shares
     The Committee granted time-vested restricted shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to certain of its named executive officers. These shares vest over a three-year period in equal installments, commencing on first anniversary of the grant date. Mr. Kavazanjian was granted 4,766 time-vested restricted shares, Mr. Schmitz was granted 3,575 time-vested restricted shares, Mr. Fishback was granted 1,192 time-vested restricted shares, and Mr. Comerford was granted 1,192 time-vested restricted shares.
     The Committee determined the number of shares of time-vested restricted stock to grant by dividing a predetermined dollar value for the restricted stock award by the value weighted average price of the Company’s common stock as quoted on the NASDAQ National Market System during the 30 trading days preceding the date the Committee approved the grant of the time-vested restricted stock
     3. Performance-Vested Restricted Shares
     The Committee did not grant performance-vested restricted shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to its named executive officers. In December 2006, certain named executive officers were granted performance-vested restricted shares of the Company’s common stock. Such awards were to vest in three equal installments and become unrestricted only if the Company met or exceeded the same predetermined target for its operating performance for 2007, 2008 and 2009. The Company’s Long-Term Incentive Plan contemplates the Company having the ability to apply any excess operating performance to a prior year or a subsequent year for purposes of satisfying the vesting requirements. The Company is awaiting the completion of its 2008 audited financial statements to determine whether any such awards have vested.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2009	ULTRALIFE BATTERIES, INC.
/s/ Robert W. Fishback
Robert W. Fishback
Vice President of Finance & Chief Financial Officer